Exhibit 99.1

SELECTED FINANCIAL DATA

The following table presents selected historical consolidated financial and operating data of Targa Resources Partners LP. See “Basis of Financial Statement Presentation” included under Note 2 to our “Supplemental Consolidated Financial Statements” contained in this Form 8-K for information regarding the retrospective adjustment of our financial information for the years 2005 through 2008 as entities under common control in connection with our acquisition of the Downstream Assets of Targa Resources, Inc. (the “Downstream Business”). The information contained herein should be read in conjunction with our “Management’s Discussion and Analysis of Supplemental Financial Condition and Results of Operations” and “Supplemental Consolidated Financial Statements” contained in this Form 8-K.

	Targa Resources Partners LP (1)					Predecessor
					March 12
					(Inception)
					through	106-Day Period
	Year Ended December 31,				December 31,	Ended April 15,
	2008	2007	2006	2005	2004 (2)	2004
	(In millions, except per unit data)
Statement of operations data:
Revenues (3)	$7,473.4	$6,816.1	$5,907.5	$1,767.6	$602.6	$232.8
Costs and expenses:
Product purchases	6,922.1	6,274.4	5,478.9	1,620.3	544.9	212.3
Operating expenses	254.0	219.6	193.1	44.3	15.3	7.9
Depreciation and amortization expense	97.8	93.5	90.7	26.3	10.4	3.8
General and administrative expense	68.6	64.0	57.3	23.0	11.1	0.8
Other	(0.9)	(0.3)	-	-	-	1.4
	7,341.6	6,651.2	5,820.0	1,713.9	581.7	226.2
Income from operations	131.8	164.9	87.5	53.7	20.9	6.6
Other income (expense):
Interest expense, net	(97.1)	(99.4)	(127.1)	(27.9)	(6.1)	-
Equity in earnings of unconsolidated investment	3.9	3.5	2.8	0.4	-	-
Gain (loss) on early extinguishment of debt	13.1	-	-	(3.7)	-	-
Gain (loss) on mark-to-market derivative instruments	(1.0)	(30.2)	16.8	(12.0)	1.3	-
Other	1.4	(1.1)	(0.2)	(0.1)	-	-
Income (loss) before income taxes	52.1	37.7	(20.2)	10.4	16.1	6.6
Income tax expense	(2.4)	(2.5)	(3.4)	-	-	(2.6)
Net income (loss)	49.7	35.2	(23.6)	10.4	16.1	$4.0
Less: Net income (loss) attributable to noncontrolling interest	0.3	0.1	(0.6)	0.2	-
Net income (loss) attributable to Targa Resources Partners LP	$49.4	$35.1	$(23.0)	$10.2	$16.1

Net income (loss) attributable to predecessor operations	$(42.1)	$7.0
Net income attributable to general partner	7.0	0.6
Net income attributable to limited partners	84.5	27.5

Net income per limited partner unit--basic and diluted	$1.83	$0.81
Weighted average limited partner units
outstanding--basic and diluted	46.2	34.0
Operating data:
Operating margin	297.3	322.1	235.5	103.0	42.4	12.6
Adjusted EBITDA	269.4	260.5	179.2	76.2	31.3	11.8
Distributable cash flow	120.7	132.2	36.3	45.8	N/A	N/A
Operating data:
Gathering throughput, MMcf/d (4)	445.8	452.0	433.8	302.4	285.6	316.5
Plant natural gas inlet, MMcf/d (5) (6)	421.2	429.2	419.6	253.6	262.6	313.5
Gross NGL production, MBbl/d	42.0	42.6	42.4	23.5	22.8	24.8
Natural gas sales, Bbtu/d (6)	415.6	410.2	489.4	259.3	252.7	297.4
NGL sales, MBbl/d	278.1	310.1	290.1	57.6	22.8	24.8
Condensate sales, MBbl/d	3.6	3.6	3.3	1.3
Average realized prices: (7)
Natural gas, $/MMBtu	8.45	6.60	6.62	9.36	6.45	5.42
NGL, $/gal	1.39	1.19	1.02	0.95	0.70	0.55
Condensate, $/Bbl	82.52	65.63	59.87	58.96

	Targa Resources Partners LP (1)					Predecessor
					March 12
					(Inception)
					through	106-Day Period
	Year Ended December 31,				December 31,	Ended April 15,
	2008	2007	2006	2005	2004 (2)	2004
	(In millions, except per unit data)
Balance sheet data (at year end):
Property, plant and equipment, net	$1,719.1	$1,716.4	$1,732.6	$1,843.4	$237.6	$266.0
Total assets	2,314.8	2,702.9	2,401.0	2,524.4	323.4	288.8
Long-term allocated debt, less current maturities	773.9	711.3	1,029.0	1,532.0	103.0	-
Long-term debt, less current maturities	696.8	626.3	-	-	-	-
Total equity	553.1	614.4	433.6	581.1	139.2	170.9
Cash flow data:
Net cash provided by (used in):
Operating activities	$293.0	$268.3	$169.9	21.7	28.2	$11.5
Investing activities	(86.1)	(76.8)	(54.6)	(8.0)	(2.9)	(1.2)
Financing activities	(175.9)	(139.7)	(110.7)	(12.0)	(25.4)	(10.3)
Cash dividends declared per unit	$1.97	$1.24	N/A	N/A	N/A	N/A
__________

(1)
The supplemental consolidated selected financial data includes our accounts and: (i) prior to September 24, 2009 the assets, liabilities and operations of the Downstream Business; (ii) prior to October 24, 2007 the assets, liabilities and operations of the SAOU and LOU Systems as the predecessor entities; and (iii) prior to October 24, 2007 the assets, liabilities and operations of the North Texas System. The supplemental consolidated selected financial data has been retrospectively adjusted to assume that the acquisition of the Downstream Business from Targa by us had occurred at the date when both the Downstream Business and the North Texas System met the accounting requirements for entities under common control (October 31, 2005) following the acquisition of the SAOU and LOU Systems.

(2)
Targa commenced operations on April 16, 2004 with the closing of the acquisition of certain assets in Texas and Louisiana from ConocoPhillips. Prior to April 16, 2004, certain investors in Targa had previous investments in Pipeco, f.k.a. Targa Resources, Inc., f.k.a. Warburg Pincus VII Development Company, Inc. Pipeco was the entity that performed due diligence and other acquisition-specific activities associated with the asset acquisitions from ConocoPhillips.

(3)	Includes business interruption insurance revenues of $18.6 million, $4.6 million and $7.0 million for the years ended 2008, 2007 and 2006.
(4)	Gathering throughput represents the volume of natural gas gathered and passed through natural gas gathering pipelines from connections to producing wells and central delivery points.
(5)	Plant natural gas inlet represents the volume of natural gas passing through the meter located at the inlet of a natural gas processing plant.
(6)	Plant inlet volumes include producer take-in-kind, while natural gas sales exclude producer take-in-kind volumes.
(7)	Average realized prices include the impact of hedging activities.

Non-GAAP Financial Measures

Adjusted EBITDA. We define Adjusted EBITDA as net income before interest, income taxes, depreciation and amortization and non-cash income or loss related to derivative instruments. Adjusted EBITDA is used as a supplemental financial measure by our management and by external users of our financial statements such as investors, commercial banks and others, to assess:

•	the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;
•	our operating performance and return on capital as compared to other companies in the midstream energy sector, without regard to financing or capital structure; and
•	the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.

The economic substance behind management’s use of Adjusted EBITDA is to measure the ability of our assets to generate cash sufficient to pay interest costs, support our indebtedness and make distributions to our investors.

The generally accepted accounting principles (“GAAP”) measures most directly comparable to Adjusted EBITDA are net cash provided by operating activities and net income. Our non-GAAP financial measure of Adjusted EBITDA should not be considered as an alternative to GAAP net cash provided by operating activities and GAAP net income. Adjusted EBITDA is not a presentation made in accordance with GAAP and has important limitations as an analytical tool. You should not consider Adjusted EBITDA in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA excludes some, but not all, items that affect net income and net cash provided by operating activities and is defined differently by different companies in our industry, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Management compensates for the limitations of Adjusted EBITDA as an analytical tool by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating these insights into management’s decision-making processes.

	Targa Resources Partners LP (1)					Predecessor
					March 12
					(Inception)
					through	106-Day Period
	Year Ended December 31,				December 31,	Ended April 15,
	2008	2007	2006	2005	2004 (2)	2004
Reconciliation of net cash provided by	(In millions)
operating activities to Adjusted EBITDA:
Net cash provided by operating activities	$293.0	$268.3	$169.9	$22.2	$28.2	$11.5
Net income attributable to noncontrolling interest	(0.3)	(0.1)	0.6	(0.2)	-	-
Interest expense, net (3)	35.8	39.1	118.0	22.7	5.2	-
Gain on debt repurchases	13.1	-	-	(3.7)	-	-
Termination of commodity derivatives	87.4	-	-	-	-	-
Current income tax expense	0.6	0.6	-	-	-	-
Other	3.7	(1.5)	(0.6)	(4.8)	0.8	2.6
Changes in operating assets and liabilities which
used (provided) cash:
Accounts receivable and other assets	(658.2)	145.7	(71.1)	19.4	76.7	(23.7)
Accounts payable and other liabilities	494.3	(191.6)	(37.6)	(20.6)	(79.6)	21.4
Adjusted EBITDA	$269.4	$260.5	$179.2	$76.2	$31.3	$11.8

Reconciliation of net income (loss) attributable to Targa
Resources Partners LP to Adjusted EBITDA:
Net income (loss) attributable to Targa Resources Partners LP	$49.4	$35.1	$(23.0)	$10.2	$16.1	$4.0
Add:
Interest expense, net	97.1	99.4	127.1	27.9	6.1	-
Income tax expense	2.4	2.5	3.4	-	-	2.6
Taxes other than income taxes	-	-	-	-	-	1.4
Depreciation and amortization expense	97.8	93.5	90.7	26.3	10.4	3.8
Non-cash (gain) loss related to derivatives	23.4	30.8	(18.3)	12.0	(1.3)	-
Noncontrolling interest adjustment	(0.7)	(0.8)	(0.7)	(0.2)	-	-
Adjusted EBITDA	$269.4	$260.5	$179.2	$76.2	$31.3	$11.8

______________

(1)
The supplemental consolidated selected financial data includes our accounts and: (i) prior to September 24, 2009 the assets, liabilities and operations of the Downstream Business; (ii) prior to October 24, 2007 the assets, liabilities and operations of the SAOU and LOU Systems as the predecessor entities; and (iii) prior to October 24, 2007 the assets, liabilities and operations of the North Texas System. The supplemental consolidated selected financial data has been retrospectively adjusted to assume that the acquisition of the Downstream Business from Targa by us had occurred at the date when both the Downstream Business and the North Texas System met the accounting requirements for entities under common control (October 31, 2005) following the acquisition of the SAOU and LOU Systems.

(2)
Targa commenced operations on April 16, 2004 with the closing of the acquisition of certain assets in Texas and Louisiana from ConocoPhillips. Prior to April 16, 2004, certain investors in Targa had previous investments in Pipeco, f.k.a. Targa Resources, Inc., f.k.a. Warburg Pincus VII Development Company, Inc. Pipeco was the entity that performed due diligence and other acquisition-specific activities associated with the asset acquisitions from ConocoPhillips.

(3)	Net of amortization of debt issuance costs of $2.1 million, $1.8 million, $9.1 million and $5.2 million for 2008, 2007, 2006 and 2005.

Operating Margin. We define operating margin as total operating revenues, which consist of natural gas and NGL sales plus service fee revenues, less product purchases, which consist primarily of producer payments and other natural gas purchases and operating expense. Management reviews operating margin monthly for consistency and trend analysis. Based on this monthly analysis, management takes appropriate action to maintain positive trends or to reverse negative trends. Management uses operating margin as an important performance measure of the core profitability of our operations.

The GAAP measure most directly comparable to operating margin is net income. Our non-GAAP financial measure of operating margin should not be considered as an alternative to GAAP net income. Operating margin is not a presentation made in accordance with GAAP and has important limitations as an analytical tool. You should not consider operating margin in isolation or as a substitute for analysis of our results as reported under GAAP. Because operating margin excludes some, but not all, items that affect net income and is defined differently by different companies in our industry, our definition of operating margin may not be comparable to similarly titled measures of other companies, thereby diminishing its utility. Management compensates for the limitations of operating margin as an analytical tool by reviewing the comparable GAAP measure, understanding the differences between the measures and incorporating these insights into management’s decision-making processes.

We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our operating results. Operating margin provides useful information to investors because it is used as a supplemental financial measure by our management and by external users of our financial statements, including such investors, commercial banks and others, to assess:

•	the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;
•	our operating performance and return on capital as compared to other companies in the midstream energy sector, without regard to financing or capital structure; and
•	the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.

	Targa Resources Partners LP (1)					Predecessor
					March 12
					(Inception)
					through	106-Day Period
	Year Ended December 31,				December 31,	Ended April 15,
	2008	2007	2006	2005	2004 (2)	2004
	(In millions)
Reconciliation of net income (loss) attributable to Targa
Resources Partners LP to operating margin:
Net income (loss) attributable to Targa Resources Partners LP	$49.4	$35.1	$(23.0)	$10.2	$16.1	$4.0
Add:
Depreciation and amortization expense	97.8	93.5	90.7	26.3	10.4	3.8
General and administrative and other expense	67.7	63.7	57.3	23.0	11.1	0.8
Interest expense, net	97.1	99.4	127.1	27.9	6.1	-
Income tax expense	2.4	2.5	3.4	-	-	2.6
Taxes other than income taxes	-	-	-	-	-	1.4
(Gain) loss on debt repurchases	(13.1)	-	-	3.7	-	-
(Gain) loss related to derivatives	1.0	30.2	(16.8)	12.0	(1.3)	-
Other, net	(5.0)	(2.3)	(3.2)	(0.1)	-	-
Operating margin (3)	$297.3	$322.1	$235.5	$103.0	$42.4	$12.6
______________

(1)
The supplemental consolidated selected financial data includes our accounts and: (i) prior to September 24, 2009 the assets, liabilities and operations of the Downstream Business; (ii) prior to October 24, 2007 the assets, liabilities and operations of the SAOU and LOU Systems as the predecessor entities; and (iii) prior to October 24, 2007 the assets, liabilities and operations of the North Texas System. The supplemental consolidated selected financial data has been retrospectively adjusted to assume that the acquisition of the Downstream Business from Targa by us had occurred at the date when both the Downstream Business and the North Texas System met the accounting requirements for entities under common control (October 31, 2005) following the acquisition of the SAOU and LOU Systems.

(2)
Targa commenced operations on April 16, 2004 with the closing of the acquisition of certain assets in Texas and Louisiana from ConocoPhillips. Prior to April 16, 2004, certain investors in Targa had previous investments in Pipeco, f.k.a. Targa Resources, Inc., f.k.a. Warburg Pincus VII Development Company, Inc. Pipeco was the entity that performed due diligence and other acquisition-specific activities associated with the asset acquisitions from ConocoPhillips.

(3)
Includes non-cash charges related to commodity hedges of $1.0 million, $30.2 million, $(16.8) million and $12.0 million for 2008, 2007, 2006 and 2005 and affiliated interest expense of $59.2 million and $58.5 million for 2008 and 2007.

Distributable Cash Flow. Distributable cash flow is a significant performance metric used by us and by external users of our financial statements, such as investors, commercial banks, research analysts and others to compare basic cash flows generated by us (prior to the establishment of any retained cash reserves by the board of directors of our general partner) to the cash distributions we expect to pay our unitholders. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions. Distributable cash flow is also an important non-GAAP financial measure for our unitholders since it serves as an indicator of our success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships and limited liability companies because the value of a unit of such an entity is generally determined by the unit’s yield (which in turn is based on the amount of cash distributions the entity pays to a unitholder).

The economic substance behind our use of distributable cash flow is to measure the ability of our assets to generate cash flow sufficient to make distributions to our investors.

The GAAP measure most directly comparable to distributable cash flow is net income. Our non-GAAP measure of distributable cash flow should not be considered as an alternative to GAAP net income. Distributable cash flow is not a presentation made in accordance with GAAP and has important limitations as an analytical tool. You should not consider distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP. Because distributable cash flow excludes some, but not all, items that affect net income and is defined differently by different companies in our industry, our definition of distributable cash flow may not be compatible to similarly titled measures of other companies, thereby diminishing its utility.

We compensate for the limitations of distributable cash flow as an analytical tool by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating these insights into our decision making processes.

	Targa Resources Partners LP
	Year Ended December 31,
	2008	2007	2006	2005
	(In millions)
Reconciliation of net income
to distributable cash flow:
Net income (loss) attributable to Targa Resources Partners LP	$49.4	$35.1	$(23.0)	$10.2
Depreciation and amortization expense	97.8	93.5	90.7	26.3
Deferred income tax expense	1.8	1.9	3.4	-
Amortization in interest expense	2.1	1.8	9.1	0.5
(Gain) loss on debt extinguishment	(13.1)	-	-	3.7
Non-cash (gain) loss related to derivatives	23.4	30.8	(18.3)	12.0
Maintenance capital expenditures	(40.3)	(30.4)	(25.1)	(6.9)
Other	(0.4)	(0.5)	(0.5)	-
Distributable cash flow (1)	$120.7	$132.2	$36.3	$45.8

____________

(1)	Distributable cash flow for 2007, 2006, and 2005 reflect allocated interest from parent of $19.4 million, $127.3 million and $27.9 million.